UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2018

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GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-33607 (Commission File Number)	76-0526032 (IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522 (Registrant’s telephone number, including area code) N/A (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreements

As contemplated by the Amended Chapter 11 Plan of Reorganization of GulfMark Offshore, Inc. (the “Company”), on April 19, 2018, the Company entered into employment agreements with Quintin Kneen and Samuel Rubio (the “Employment Agreements”). The Employment Agreements replace and supersede each of the executive’s existing severance arrangements.

Mr. Kneen’s Employment Agreement provides that (1) his annual base salary will be $510,000, (2) he will have an annual target bonus opportunity of no less than 100% of his annual base salary beginning in 2019, and (3) he will receive an annual allowance of $15,000.

Mr. Rubio’s Employment Agreement provides him with an annual base salary of $275,000 and eligibility to receive a bonus in an amount to be determined by the board of directors of the Company beginning in 2019.

For 2018, the Employment Agreements also provide for the executives to be eligible to participate in a cost savings bonus program (the “2018 Bonus Program”), with a maximum bonus opportunity equal to the applicable executive’s full annual base salary (the “Maximum Bonus”). The actual bonus under the 2018 Bonus Program will be subject to the achievement of the applicable performance goals, provided that Mr. Kneen will receive at least a guaranteed bonus of $15,000 under the 2018 Bonus Program if (1) he remains employed by the Company at the time the bonus amount is determined or (2) if he experiences a Qualifying Termination. Each of a termination by the Company without Cause and a Good Reason termination (each as defined in the applicable executive’s Employment Agreement) is referred to herein as a “Qualifying Termination”.

The Maximum Bonus may be paid to the applicable executive earlier, irrespective of any applicable performance metrics, if there occurs a Qualified Liquidity Event (as defined in the Employment Agreements) during 2018 and the executive is employed through the date of such event.

Upon a Qualifying Termination, each executive is eligible to receive (i) a lump sum cash severance payment equal to 24 months of base salary in the case of Mr. Kneen and 18 months of base salary in the case of Mr. Rubio, (ii) a pro-rated bonus payment for the year of termination based on actual performance, and (iii) a lump sum amount equal to the total premiums the executive would be required to pay for 12 months of continuation coverage under the Company’s health benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. The Company’s obligation to pay the pro-rated bonus and severance is subject to the applicable executive’s execution of a release of claims against the Company and his compliance with certain restrictive covenants.

The Employment Agreements contain customary non-competition, non-solicitation and confidentiality provisions.

The foregoing description is qualified in its entirety by the Employment Agreements attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated April 19, 2018 between GulfMark Offshore, Inc. and Quintin Kneen

10.2	Employment Agreement, dated April 19, 2018 between GulfMark Offshore, Inc. and Samuel Rubio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.

By:	/s/ Quintin V. Kneen
Name:	Quintin V. Kneen Chief Executive Officer, President and Director

Dated: April 20, 2018